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                                  EXHIBIT 99.1

                                                                 August 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

KPMG LLP ("KPMG") was previously the principal accountants for BTG, Inc. ("the Company") and under the date of May 24, 1999, we reported on the consolidated financial statements of the Company as of and for the years ended March 31, 1999 and 1998. On July 28, 1999, our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated August 4, 1999 and we agree with such statements, except as follows:

KPMG is not in a position to agree or disagree with the statements in the first paragraph of Item 4, to the effect that "Deloitte & Touche LLP was engaged as principal accountants," and "the decision to change accountants was approved by the finance and audit committee and the full board of directors of the Registrant."

KPMG is not in a position to agree or disagree with the statement in the fifth paragraph of Item 4, to the effect that " through July 28, 1999, the Registrant did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K."

Very truly yours,

/s/ KPMG LLP